Exhibit 99.1

Farmers & Merchants Bancorp, Inc. Contacts
Company Contact:	Investor and Media Contact:
Lars B. Eller	Andrew M. Berger
President and Chief Executive Officer	Managing Director
Farmers & Merchants Bancorp, Inc.	SM Berger & Company, Inc.
(419) 446-2501	(216) 464-6400
leller@fm.bank	andrew@smberger.com

Peoples-Sidney Financial Corporation Contacts
Debra A. Geuy
President and Chief Executive Officer
Peoples-Sidney Financial Corporation
(937) 492-6129
Deb.Geuy@peoplesfederalsandl.com

Farmers & Merchants Bancorp, Inc. Announces Agreement to Acquire

Peoples-Sidney Financial Corporation, Sidney, Ohio

ARCHBOLD, OHIO, June 14, 2022, Farmers & Merchants Bancorp, Inc. (“F&M”, “FMAO”, or the “Company”) (Nasdaq: FMAO), the holding company for Farmers & Merchants State Bank, announced today that it has signed an agreement and plan of merger (the “Agreement”) whereby F&M will acquire Peoples-Sidney Financial Corporation (“Peoples” or “PPSF”) (OTC Pink: PPSF) and its wholly owned subsidiary Peoples Federal Savings and Loan Association, in a stock and cash transaction. Peoples operates from its main office in Sidney, Ohio, two full-service branch offices located in Anna, Ohio and Jackson Center, Ohio, and a drive-through facility in Sidney. At March 31, 2022, PPSF reported $132.7 million in total assets, $99.9 million in loans, $114.8 million in deposits and $15.4 million in tangible common equity.

Subject to the terms of the merger agreement, which has been approved by the Board of Directors of each company, PPSF shareholders will elect to receive either 0.6597 shares of FMAO stock or $24.00 per share in cash for each PPSF share owned, subject to a minimum of 65% of all PPSF shares being exchanged for FMAO stock. As of March 31, 2022, PPSF reported 1,167,025 shares of common stock outstanding. Based on FMAO’s closing share price as of June 14, 2022 of $34.28, the implied aggregate acquisition value equals $27 million.

Peoples expands F&M’s community banking franchise into compelling Sidney, Ohio and surrounding markets in Shelby County. After the Peoples transaction, F&M will operate 21 offices, a drive-up facility and an LPO in Ohio, 12 offices and an LPO in Indiana, and an LPO in Michigan with total deposits of $2.4 billion, total loans of $2.1 billion, and total assets of $2.8 billion on a pro forma basis as of March 31, 2022.

Lars Eller, President and CEO of F&M, stated, “The combination of Peoples and F&M creates immediate value for our shareholders, customers, and communities and I am excited to expand F&M’s community-oriented banking in Sidney and greater Shelby County. This transaction is an excellent opportunity for Peoples to become part of a larger community banking organization that offers customers a wider range of financial services.”

“F&M has created a successful acquisition platform and Peoples represents F&M’s fifth acquisition since year-end 2018, including four community banking organizations and one complementary financial services company. F&M’s acquisition strategy, combined with a history of strong organic growth, have contributed to a 33% compound annual growth rate for total assets on a pro forma basis since year-end 2018. On behalf of everyone at F&M, I am pleased to welcome Peoples’ customers and employees to the F&M family,” concluded Mr. Eller.

Debra A. Geuy, President and CEO of Peoples, stated, “We are very excited to be joining forces with F&M. The two organizations have similar community-focused cultures, and F&M’s scale, diversity, and expertise will dramatically enhance the services we will be able to offer to existing and new customers alike. We trust F&M’s experience of successfully completing and integrating community bank acquisitions and believe the combination will provide Peoples with the necessary resources to pursue compelling growth opportunities throughout our markets.”

Excluding one-time transaction costs, F&M expects the transaction to be approximately 2.5% and 3.9% accretive to estimated 2023 and 2024 diluted earnings per share, respectively. Tangible book value per share will be diluted approximately (2.1%) at closing and is expected to be recovered in 3.25 years using the crossover method.

F&M is being advised by Piper Sandler & Co. and Shumaker, Loop & Kendrick, LLP. Peoples is being advised by Boenning & Scattergood and Vorys, Sater, Seymour and Pease LLP.

Important Information for Investors and Shareholders:

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any proxy vote or approval. The proposed Merger will be submitted to PPSF’s shareholders for their consideration. In connection with the proposed Merger, F&M will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement for PPSF and a Prospectus of F&M, as well as other relevant documents concerning the proposed transaction. SHAREHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE CORRESPONDING PROXY STATEMENT-PROSPECTUS REGARDING THE MERGER WHEN THEY BECOME AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, TOGETHER WITH ALL AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, AS THEY WILL CONTAIN IMPORTANT INFORMATION.

Once filed, you may obtain a free copy of the Proxy Statement – Prospectus, when it becomes available, as well as other filings containing information about F&M and PPSF, at the SEC’s website (http://www.sec.gov). You may also obtain these documents, free of charge, by accessing F&M’s website (http://www.fm.bank) under the tab “About Us”, then to the heading “Investor Relations,” and finally under the link “SEC Filings and Documents”.

PPSF and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of PPSF in connection with the proposed Merger. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement – Prospectus regarding the proposed Merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

About Farmers & Merchants State Bank:

The Farmers & Merchants State Bank is a local independent community bank that has been serving Northwest Ohio and Northeast Indiana since 1897. The Farmers & Merchants State Bank provides commercial banking, retail banking and other financial services. Our locations are in Champaign, Fulton, Defiance, Hancock, Henry, Lucas, Williams, and Wood counties in Western Ohio. In Northeast Indiana, we have offices located in Adams, Allen, DeKalb, Jay, Steuben, and Wells counties, and we have Loan Production Offices in West Bloomfield, Michigan, Muncie, Indiana, and Oxford, Ohio.

About Peoples Federal Savings and Loan Association:

Peoples Federal Savings and Loan Association provides financial products and services through its main office in Sidney and its two branch office locations in Anna and Jackson Center, Ohio. The majority of Peoples Federal Savings and Loan Association’s income is derived from mortgage loans secured by one- to four-family residential property, agricultural loans and, to a lesser extent, commercial and multi-family real estate loans, construction or development loans, consumer loans, commercial business loans, as well as making other investments. Peoples Federal Savings and Loan Association accepts demand, savings, and time deposits.

Forward-Looking Statements

This press release may contain forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can often, but not always, be identified by the use of words like “believe”, “continue”, “pattern”, “estimate”, “project”, “intend”, “anticipate”, “expect” and similar expressions or future or conditional verbs such as “will”, would”, “should”, “could”, “might”, “can”, “may”, or similar expressions. These forward-looking statements include, but are not limited to, statements relating to the expected timing and benefits of the proposed Merger, including future financial and operating results, cost savings, enhanced revenues, and accretion/dilution to reported earnings that may be realized from the merger (the “Merger”) of Peoples-Sidney Financial Corporation (“PPSF”) with and into Farmers & Merchants Bancorp, Inc. (“F&M”), as well as other statements of expectations regarding the Merger, and other statements of F&M’s goals, intentions and expectations; statements regarding F&M’s business plan and growth strategies; statements regarding the asset quality of F&M’s loan and investment portfolios; and estimates of F&M’s risks and future costs and benefits, whether with respect to the Merger or otherwise.

These forward-looking statements are subject to significant risks, assumptions and uncertainties that may cause results to differ materially from those set forth in forward-looking statements, including, among other things: the risk that the businesses of F&M and PPSF will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; anticipated revenue synergies and cost savings from the Merger may not be fully realized or realized within the expected time frame; revenues following the Merger may be lower than expected; customer and employee relationships and business operations may be disrupted by the Merger; the ability to obtain required regulatory and shareholder approval, and the ability to complete the Merger on the expected timeframe; possible changes in economic and business conditions; the existence or exacerbation of general geopolitical instability and uncertainty; possible changes in monetary and fiscal policies, and laws and regulations; the effects of easing restrictions on participants in the financial services industry; the cost and other effects of legal and administrative cases; possible changes in the creditworthiness of customers and the possible impairment of collectability of loans; fluctuations in market rates of interest; competitive factors in the banking industry; changes in the banking legislation or regulatory requirements of federal and state agencies applicable to bank holding companies and banks like F&M and F&M Bank; continued availability of earnings and excess capital sufficient for the lawful and prudent declaration of dividends; changes in market, economic, operational, liquidity, credit and interest rate risks associated with F&M’s business; and other risks and factors identified in F&M’s filings with the Securities and Exchange Commission.

F&M does not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this filing. In addition, F&M’s and PPSF’s past results of operations do not necessarily indicate either of their anticipated future results, whether the Merger is effectuated or not.

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